EXHIBIT 99.1

This statement on Form 4 is filed by: (i) Driven Equity LLC, (ii) RC Driven Holdco LLC, (iii) Roark Capital Partners III LP and (iv) Roark Capital GenPar III LLC

Name of Designated Filer: Driven Equity LLC

Date of Event Requiring Statement: August 9, 2021

Issuer Name and Ticker or Trading Symbol: Driven Brands Holdings Inc. [DRVN]

DRIVEN EQUITY LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary
RC Driven holdco llc

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary
Roark Capital partners iii lp

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Vice President, General Counsel and Secretary

roark capital genpar iii LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary